EXHIBIT 3.11

ARTICLES OF INCORPORATION
OF

BROWN RELIABLE BEDDING COMPANY

(Company, Corporation or Incorporated)

These Articles of Incorporation are signed and acknowledged by the incorporators for the purpose of forming a corporation for profit under the provisions of Act No. 327 of the Public Acts of 1931, known as the Michigan General Corporation Act, as follows:

ARTICLE I.

The name of the corporation is Brown Reliable Bedding Company.

ARTICLE II.

The purpose or purposes of this corporation are as follows:

To manufacture, buy, sell and generally deal in mattresses, studio couches, divans, studio lounge beds, sofa beds, chairs, bed springs, box springs, foundation units, pillows, cushions, comforts, similar and related articles, all articles, materials and supplies used in connection with the manufacture of any of the foregoing items and all other types of furniture; and to acquire by purchase, lease or otherwise and to own, sell, lease, mortgage, convey, improve and operate such real estate, factories, buildings and manufactories for the production and storage of all the products mentioned above, as may be required.

(In general to carry on any business in connection therewith and incident thereto not forbidden by the laws of the State of Michigan and with all the powers conferred upon corporations by the laws of the State of Michigan.)

ARTICLE III.

Location of the corporation is:

3818 Beaubien               Detroit,                   Wayne                                   Michigan

(No.)    (Street)             (City)                    (County)                                 (State)

Address of the registered office in Michigan is:

3818 Beaubien Detroit Wayne	Michigan
(No.) (Street) (City) (County)

ARTICLE IV.

The total authorized capital stock is

(1) {	Preferred _________________ shs.	} {	Par Value $______________	}per share
	Common 200,000 shs.		Par Value $1.00

		{	Book value $_________________	} per share
Price fixed for sale $___________
and/or shs. of (2) {	Preferred _________	}no par value {
	Common _________		Book value $_________________	} per share
Price fixed for sale $___________

(3)  The following is a description of each class of stock of the corporation with the voting powers, preferences and rights and qualifications, limitations or restrictions thereof:

All voting rights and rights of every description shall be vested solely in the Common Stock.

The amount of paid in capital with which this corporation will begin business is $81,000.00

(This must not be less than $1,000.00)

ARTICLE V.

The names and places of residence or business of each of the incorporators and the number and class of shares subscribed for by each are as follows:

		Residence or Business Address		Number of Shares
Names	(No.)	(Street)	(City)(State)	Common	Preferred	Non-Par
Peter D. Brown	17,385	Northlawn Ave.	Detroit, Mich.	27,000
Samuel Brown	746	Collingwood Ave	Detroit, Mich.	27,000
H. King Brown	18,045	Indiana Ave.	Detroit, Mich.	27,000

ARTICLE VI.

The name and addresses of the First Broad of Directors are as follows:

		Residence or Business Address
Names	(No.)	(Street)	(City)(State)
Peter D. Brown	17,385	Northlawn Ave.	Detroit, Mich.
Samuel Brown	746	Collingwood Ave	Detroit, Mich.
H. King Brown	18,045	Indiana Ave.	Detroit, Mich.

ARTICLE VII.

The term of this corporation is fixed at thirty years.

2

ARTICLE VIII.

(Here insert any desired additional provisions authorized by the Act.)

None.

ARTICLE IX.

Whenever a compromise or arrangement or any plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them and/or between this corporation and its shareholders or any class of them, any court of equity jurisdiction within the state of Michigan, may on the application of this corporation or of any creditor or any shareholder thereof, or on the application of any receiver or receivers appointed for this corporation, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders, as the case may be, to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as said court directs.  If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders, as the case may be, to be affected by the proposed compromise or arrangement or reorganization, agree to any compromise or arrangement or to any reorganization of this corporation as a consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, as the case may be, and also on this corporation.

IN WITNESS WHEREOF the incorporators have signed these Articles of Incorporation, this 8th day of August A.D. 1946.

/s/  Peter D. Brown

/s/  Samuel Brown

/s/  H. King Brown

State of Michigan	)
	)	ss.
County of Wayne	)

On this 8th day of August A.D. 1946 before me, a Notary Public in and for said County, personally appeared Peter D. Brown, Samuel Brown and H. King Brown known to me to be the persons named in, and who executed the foregoing instrument, and severally acknowledged that they executed the same freely and for the intents and purposes therein mentioned.

___________________________________

        (Signature of Notary)

Notary Public for Wayne County, State of Michigan.

My commission expires Dec. 9, 1949

3

APPOINTMENT OF RESIDENT AGENT
OF THE

BROWN RELIABLE BEDDING COMPANY

P.O. ADDRESS 3818 Beaubien Street, Detroit, Mich.

At a meeting of the Incorporators or Directors of the

Brown Reliable Bedding Company
(Corporate Name)

duly called and held at the office of the company on the 8th day of August, 1946, the following resolution was adopted:

RESOLVED, That	Peter D. Brown
(Name of Agent)

be and is hereby appointed the resident agent for this Company in charge of its registered office located at 3818 Beaubien Street in the City of Detroit, State of Michigan.

BROWN RELIABLE BEDDING COMPANY
(Corporate Name)
By	/s/ Peter D. Brown
(President)
/s/ H. King Brown
(Secretary or Assistant Secretary)

STATE OF MICHIGAN	)
) ss.
COUNTY OF WAYNE	)

On this 8th day of August, 1946, before me a Notary Public in and for said County, personally appeared Peter D. Brown of the Brown Reliable Bedding Company known to me to be the person named in, and who executed the foregoing instrument, and acknowledged that he executed the same freely and for the intents and purposes therein mentioned.

Notary Public for Wayne County, State of Michigan.
My commission expires December 9, 1949.

RESOLUTION CHANGING REGISTERED OFFICE
OF

BROWN RELIABLE BEDDING COMPANY
(Corporate Name)

IT IS HEREBY CERTIFIED, pursuant to the provisions of Section 79 of Act No. 327, Public Acts of 1931, as amended, that at a meeting of the board of directors of

BROWN RELIABLE BEDDING COMPANY,
(Corporate Name)

a Michigan corporation, duly held on the 1st day of September, A.D. 1948, said board duly adopted the following resolution:

“IT IS HEREBY RESOLVED, that the location of the registered office of BROWN RELIABLE BEDDING COMPANY within the State of Michigan is hereby changed from 3818 Beaubien Street, Detroit 1, County of Wayne, Michigan, to 5914 Federal Avenue, Detroit 9, County of Wayne, Michigan, and that Peter D. Brown is resident agent of this corporation in charge of its registered office as hereby changed and designated.

IN WITNESS WHEREOF, we have hereunto set our official signatures this 25th day of July, A.D. 1951.

BROWN RELIABLE BEDDING COMPANY
(Corporate Name)
By	/s/ Peter D. Brown
(President)
/s/ H. King Brown
(Secretary)

STATE OF MICHIGAN	)
) ss.
COUNTY OF WAYNE	)

On this 25th day of July, 1951, before me a Notary Public in and for said County, personally appeared PETER D. BROWN of the BROWN RELIABLE BEDDING COMPANY known to me to be the person named in, and who executed the foregoing instrument, and acknowledged that he executed the same freely and for the intents and purposes therein mentioned.

/s/ Rose Myers
(Signature of Notary)
Notary Public for Wayne County, State of Michigan. My commission expires March 5, 1954.

Note: Mail in triplicate, all originals, except in case of change of location from one country to another, in which case four copies of this Certificate are required.

Filing fee $5.00

FORM 12

CERTIFICATE OF INCREASE OF CAPITAL STOCK

BROWN RELIABLE BEDDING COMPANY
(Corporate Name)

a Michigan corporation, whose registered office is located at 5914 Federal Avenue Detroit 9, Wayne, Michigan, certifies pursuant to the provisions of Section 43 of Act 327, Public Acts of 1931, as amended, that at a meeting of the stockholders of the said corporation called for the purpose of increasing its authorized capital stock, and held on the 26th day of May, 1955, it was resolved, by the vote of the holders of a majority of the shares of each class of shares entitled to vote and a majority of shares of each class whose rights, privileges or preferences are so changed, that the authorized capital stock be increased from:

	{							}
(1)		Preferred		shs	Par Value $				per share
		Common	200,000	shs.	Par Value $	1.00

{
						{		}
(2)	and/or shs. no par value						Book Value $		per share
			Preferred				Price fixed for sale $

			Common	None		{	Book Value $	}
per share
Price fixed for sale $

and that the provisions of the Articles of Incorporation relating to capital stock are amended to read as follows:

	{							}
(1)		Preferred		shs	Par Value $				per share
		Common	500,000	shs.	Par Value $	1.00

{
						{		}
(2)	and/or shs. no par value						Book Value $		per share
			Preferred				Price fixed for sale $

			Common	None		{	Book Value $	}
per share
Price fixed for sale $

(3) A statement of all or any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof is as follows:*

None

Provisions need not be stated unless changed.

* (A rider may be attached)

FORM 13

Signed on May 31, 1955

(Corporate Seal if any)

BROWN RELIABLE BEDDING COMPANY
(Corporate Name)
By	/s/	Peter D. Brown
(President) (Peter D. Brown)
	/s/	H. King Brown
(Secretary) (H. King Brown)

STATE OF MICHIGAN	)
) ss.
COUNTY OF WAYNE	)

On this 31st day of May, 1955, before me appeared Peter D. Brown, of the BROWN RELIABLE BEDDING COMPANY, which executed the foregoing instrument, to me personally known, who, being by me duly sworn, did say that he is the president of said corporation, and that *[the seal affixed to said instrument is the corporate seal of said corporation, and that] said instrument was signed *[and sealed] in behalf of said corporation by authority of its board of directors, and said officer acknowledged said instrument to be the free act and deed of said corporation.

/s/	Rose Myers
(Signature of Notary)

Notary Public for Wayne County, State of Michigan.

My Commission expires February 18, 1955

(Notarial seal required if acknowledgement taken out of State)

(For Use by Domestic and Foreign Corporation)

CERTIFICATE OF CHANGE OF REGISTERED OFFICE

The undersigned corporation, in accordance with the provisions of Section 242 of Act 284, Public Acts of 1972, as amended, does here certify as follows:

1.   The name of the corporation is Brown Reliable Bedding Company

2.   The address of its former registered office is:  (See instructions on reverse side)

5914 Federal Avenue,	Detroit	, Michigan	48209
(No. and Street)	(Town or City)		(Zip Code)

The mailing address of its former registered office is:  (Need not be completed unless different from the above address)

, Michigan
(No. and Street or P.O. Box)	(Town or City)		(Zip Code)

3.   (The following is to be completed if the address of the registered office is changed.)

The address of the registered office is changed to:

21450 Trolley Industrial Drive,	Taylor	, Michigan	48180
(No. and Street)	(Town or City)		(Zip Code)

The mailing address of the registered office is changed to:  (Need not be completed unless different from the above address)

, Michigan
(No. and Street or P.O. Box)	(Town or City)		(Zip Code)

4.   The name of the former resident agent is

5.   (The following is to be completed if the resident agent is changed.)

The name of the successor resident agent is

6.   The corporation further states that the address of its registered office and the address of the business office of its resident agent, as changed, are identical.

7.   The changes designated above were authorized by resolution duly adopted by its board of directors.

Signed this 30th day of October, 1974

Brown Reliable Bedding Company
(Name of Corporation)

	BY	/s/	Peter D. Brown
(Signature of President, Vice-President, Chairman or Vice-Chairman)

Peter D. Brown, President
(Type or Print Name and Title)

DOMESTIC CORPORATION INTO DOMESTIC CORPORATION

CERTIFICATE OF MERGER

OF

SEALY MATTRESS COMPANY OF MICHIGAN
a Michigan corporation, a wholly owned subsidiary

INTO

BROWN RELIABLE BEDDING COMPANY
a Michigan corporation, its parent whose name is changed under the merger agreement to SEALY MATTRESS COMPANY OF MICHIGAN, INC.

Pursuant to the provisions of Section 711 and other Sections of Act 284, Public Acts of 1972, as amended, the BROWN RELIABLE BEDDING COMPANY, which owns 100% of the outstanding shares of and is the parent of SEALY MATTRESS COMPANY OF MICHIGAN, executes the following certificate of merger:

ARTICLE ONE.

The plan of merger is as follows:

FIRST:	a)	The name of the subsidiary corporation is as follows:

SEALY MATTRESS COMPANY OF MICHIGAN

	b)	The name of the surviving parent corporation is:

BROWN RELIABLE BEDDING COMPANY

	c)	Article I of the articles of incorporation of BROWN RELIABLE BEDDING COMPANY, the surviving corporation, are amended to read as follows:

“The name of this corporation is SEALY MATTRESS COMPANY OF MICHIGAN, INC.”

SECOND:

The outstanding shares of any class of SEALY MATTRESS COMPANY OF MICHIGAN, the subsidiary corporation, are 1,000 shares of common stock, par value $10.00 per share, all of which are owned by the parent corporation, SEALY MATTRESS COMPANY OF MICHIGAN, INC. (formerly known as BROWN RELIABLE BEDDING COMPANY).

ARTICLE TWO

The plan of merger was adopted by the board of directors and shareholders of the parent corporation, SEALY MATTRESS COMPANY OF MICHIGAN, INC. (formerly known as

BROWN RELIABLE BEDDING COMPANY) in accordance with Section 711 to 713 of Act 284, Public Acts of 1972, as amended.

ARTICLE THREE

The merger shall be effective on the 31st day of December, 1974.

Dated this 26th day of December, 1974.

SEALY MATTRESS COMPANY OF MICHIGAN, (formerly known as BROWN
RELIABLE BEDDING COMPANY)
(Name of Surviving Corporation)

	By	/s/	Peter D. Brown
PETER BROWN, Its President

2

(For Use by Domestic or Foreign Corporations)

CERTIFICATE OF ASSUMED NAME

Pursuant to the provisions of Section 217, Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Certificate:

1.             The true name of the corporation is

Sealy Mattress Company of Michigan, Inc.

2.             The location of the registered office is

21450 Trolley Industrial Drive,	Taylor	, Michigan	48184
(No. and Street)	(Town or City)		(Zip Code)

3.             The assumed name under which the business is to be transacted is

Health Brand Products Co.

Signed this 16th day May, 1975.

SEALY MATTRESS COMPANY OF MICHIGAN, INC.
(Corporation Name)

	By	/s/ Peter D. Brown
(Signature of President, Vice-President, Chairman or Vice-Chairman)

PETER D. BROWN, President
(Type or Print Name and Title)

(For Use by Domestic Stock Corporations Only)

CERTIFICATE OF RENEWAL OF CORPORATE EXISTENCE

Pursuant to the provisions of Section 815, Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Certificate of Renewal of Corporate Existence:

1.             The name of the corporation is Sealy Mattress Company of Michigan, Inc.

The location of the registered office is

21450 Trolley Industrial Drive	Taylor	, Michigan	48184
(No. and Street)	(Town or City)		(Zip Code)

2.             The date and place of the meeting of shareholders approving the renewal of corporate existence are as follows:

(1)                                  Date of Meeting   August 10, 1976

(2)                                  Place of Meeting  21450 Trolley Industrial Drive, Taylor, MI 48184

3.             The renewal of corporate existence was approved by the requisite vote of directors and shareholders.

4.             The corporate term, if other than perpetual, from date of filing this certificate.

Signed this 1st day of February, 1979.

SEALY MATTRESS COMPANY OF MICHIGAN, INC.
(Corporation Name)

	By	/s/	A. Bart Lewis
(Vice President)

Vice-President
(Type or Print Name and Title)

(For Use by Domestic or Foreign Corporations)

CERTIFICATE OF ASSUMED NAME

Pursuant to the provisions of Section 217, Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Certificate:  091 202

1.             The true name of the corporation is Sealy Mattress Company of Michigan, Inc.

2.             The location of the registered office is

21450 Trolley Industrial Drive,	Taylor	, Michigan	48180
(No. and Street)	(Town or City)		(Zip Code)

3.             The assumed name under which the business is to be transacted is Brown Reliable Bedding Company.

Signed this 28th day November, 1980.

Sealy Mattress Company Of Michigan, Inc.
(Corporation Name)

By	/s/ A. Bart Lewis
(Signature of President, Vice-President, Chairman or Vice-Chairman)

A. Bart Lewis, Vice President
(Type or Print Name and Title)

CERTIFICATE OF ASSUMED NAME
For Use by Domestic Corporations

(See Instructions on Reverse Side)

INSERT CORPORATION NUMBER 091-202

Pursuant to the provisions of Section 217, Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Certificate:

1.     The true name of the corporation is Sealy Mattress Company of Michigan, Inc.

2.     The location of the registered office in Michigan is

21450 Trolley Industrial Drive, Taylor		, Michigan	48180
(No. and Street)	(Town or City)		(Zip Code)

3.   The assumed name under which the business is to be transacted is Health Brand Sleep Products

Signed this 3rd day of November, 1982

By	/s/ A. Bart Lewis
(Signature of President, Vice-President, Chairperson or Vice-Chairperson)

A. Bart Lewis, Executive Vice-President
(Type or Print Name and Title)

CERTIFICATE OF RENEWAL OF ASSUMED NAME

For use by Corporations and Limited Partnerships
(Please read instructions on reverse side before completing form)

Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 213, Public Acts of 1982 (limited partnerships), the corporation or limited partnership in item one below executes the following Certificate:

1.   The true name and the address of the corporate registered office or the address of the limited partnership’s agent for service of process is:

SEALY MATTRESS COMPANY OF MICHIGAN, INC
c/o PETER D. BROWN		091202
21450 TROLLEY INDUSTRIAL DR.		Identification Number
TAYLOR	MI 48180

2.   The assumed name under which business is transacted is:

BROWN RELIABLE BEDDING COMPANY

3.               The registration of the assumed name is extended for a period expiring on December 31 of the fifth full calendar year following the year in which this renewal is filed, unless sooner terminated.

Signed this 3rd day of October, 1985

By	/s/ A. Bart Lewis
(Signature)

A. Bart Lewis, Executive Vice-President
(Type or Print Name and Title)

(Limited Partnerships Only – Indicate Name of General Partner if different from person signing)

CERTIFICATE OF ASSUMED NAME
For use by Corporations and Limited Partnerships

(Please read information and instructions on reverse side)

Pursuant to the provisions of Act 284, Public Acts of 1972               (profit corporations), Act 162, Public Acts of 1982              (nonprofit corporations), or Act 213, Public Acts of 1982               (limited partnerships), the corporation or limited partnership in item one below executes the following Certificate:

1. The true name of the corporation or limited partnership is: Sealy Mattress Company of Michigan, Inc.

2. The identification number assigned by the Bureau is:	0 9 1 – 2 0 2

3. The location of the corporate registered office or the office at which the limited partnership records are maintained is:

615 Griswold Street, Detroit, MI	48226
(Street Address)	(City)	(State)	(Zip Code)

4. The assumed name under which business is to be transacted is: Sealy Mattress Company

Signed this 17 day of Aug, 1990

By	/s/ John D. Moran
(Signature)

John D. Moran	Assistant Secretary
(Type or Print Name)	(Type or Print Title)

(Limited Partnerships Only-Indicate Name of General Partner if a corporation or other entity)

(MICH. – 2506 – 10/23/89)

CERTIFICATE OF RENEWAL OF ASSUMED NAME
For use by Corporations and Limited Partnerships
(Please read information and instructions on reverse side)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 213, Public Acts of 1982 (limited partnerships), the corporation or limited partnership in Item one executes the following Certificate:

1.               The true name and address of the corporate registered office or the address of the limited partnership’s agent for service of process is:

SEALY MATTRESS COMPANY OF MICHIGAN, INC.
c/o THE CORPORATION COMPANY	091202
30600 TELEGRAPH ROAD	Identification Number
BINGHAM FARMS MI 48025

2.               The assumed name under which business is transacted is:

SEALY MATTRESS COMPANY

3.               The registration of the assumed name is extended for a period expiring on December 31 of the fifth full calendar year following the year in which this renewal is filed, unless sooner terminated.

Signed this 12th day of Oct, 1995

By	/s/ John D. Moran
(Signature)

John D. Moran	Secretary
(Type or Print Name)	(Type or Print Title)

(Limited Partnerships Only—Name of General Partner)

CERTIFICATE OF RENEWAL OF ASSUMED NAME
For use by Corporations
(Please read information and instructions on reverse side)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations) or Act 162, Public Acts of 1982 (nonprofit corporations), the corporation in Item one executes the following Certificate:

1.               The corporate name, resident agent, and mailing address of the registered office are:

SEALY MATTRESS COMPANY OF MICHIGAN, INC.
THE CORPORATION COMPANY	091202
30600 TELEGRAPH ROAD	Identification Number
BINGHAM FARMS MI 48025

2.               The assumed name under which business is transacted is:

SEALY MATTRESS COMPANY

3.               The registration of the assumed name is extended for a period expiring on December 31 of the fifth full calendar year following the year in which this renewal is filed, unless sooner terminated.

4.               The document is hereby signed as required by the Act.

Signed this 21st day of November, 2000

By	/s/ David V. Sherman
(Signature of an Authorized Officer or Agent)

David V. Sherman	Vice President Tax
(Type or Print Name)